UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2020

CRAFT BREW ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Russell Street

Portland, OR 97227-1733

(Address of principal executive offices, including zip code)

(503) 331-7270

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01              Other Events.

Craft Brew Alliance, Inc. (“CBA” or the “Company”) previously announced its entry into the Agreement and Plan of Merger, dated as of November 11, 2019, by and among the Company, Anheuser-Busch Companies, LLC, a Delaware limited liability company (“A-B”), and Barrel Subsidiary, Inc., a Washington corporation and a direct wholly owned subsidiary of A-B (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of A-B.

In connection with the Merger, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) on January 21, 2020. As disclosed in the Proxy Statement, on January 3, 2020, a lawsuit relating to the Merger was filed in the Superior Court of Washington, King County—a purported class action complaint brought on behalf of a putative class of the Company’s shareholders, captioned Kost et al. v. Craft Brew Alliance, Inc., et al., Case No. 20-2-00389-1 SEA (the “Kost Action”). As also disclosed in the Proxy Statement, on January 14, 2020, a second purported class action complaint brought on behalf of a putative class of the Company’s shareholders, captioned Birkby et al. v. Craft Brew Alliance, Inc., et al., Case No. 20CV02867, was filed in the Circuit Court of the State of Oregon for the County of Multnomah.

Following the filing of the Proxy Statement and prior to the filing of this Current Report on Form 8-K, four additional complaints were filed, alleging substantially similar claims:  Sabatini et al. v. Craft Brew Alliance, Inc., et al., Case No. 1:20-cv-00138, filed in the United States District Court for the District of Delaware on January 29, 2020 on behalf of a putative class of the Company’s shareholders (the “Sabatini Action”), Halberstam v. Craft Brew Alliance, Inc., et al., Case No. 2:20-cv-01243, filed in the United States District Court for the Central District of California on February 7, 2020 on behalf of an individual shareholder (the “Halberstam Action”), Michael Roberts et al. v. Craft Brew Alliance, Inc., et al., Case No. 1:20-cv-00208, filed in the United States District Court for the District of Delaware on February 12, 2020 on behalf of a putative class of the Company’s shareholders (the “Michael Roberts Action”), and Dennis Roberts v. Craft Brew Alliance, Inc., et al., Case No. 1:20-cv-00337, filed in the United States District Court for the District of Colorado on February 10, 2020 on behalf of an individual shareholder.

The Company believes that the claims asserted in the above-referenced actions are without merit and that no supplemental disclosure is required under applicable law. However, in order to moot unmeritorious disclosure claims, to avoid the risk of the actions delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. In light of the supplemental disclosures, plaintiffs in the Kost, Sabatini, Halberstam, and Michael Roberts Actions have agreed to dismiss their individual claims with prejudice, and plaintiffs in the Kost, Sabatini, and Michael Roberts Actions have agreed to dismiss their class claims without prejudice. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the actions, including allegations that any additional disclosure was or is required, and believes that the supplemental disclosures contained herein are immaterial.

The supplemental disclosures contained herein should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The resolution of the Kost, Sabatini, Halberstam, and Michael Roberts Actions will not affect the timing of the special meeting of the Company’s shareholders, which is scheduled to be held on February 25, 2020, or the amount of the consideration to be paid to the Company’s shareholders in connection with the Merger.

AMENDED AND SUPPLEMENTAL DISCLOSURES

The following disclosure supplements and restates the third paragraph under the heading “Background of the Merger”, beginning on page 17 of the Proxy Statement:

In 2016, CBA explored a number of strategic alternatives and reviewed its existing commercial arrangements with A-B. These strategic alternatives included the continued execution of CBA’s strategy as a stand-alone company, a potential merger or sale of the entire company (both with A-B and with third parties), the enhancement of existing commercial arrangements with A-B and engaging in commercial transactions. In connection with CBA’s exploration of strategic alternatives and review of commercial arrangements with A-B, the Board formed the Committee, which is a special committee of directors comprising all of CBA’s directors who were independent and not affiliated with A-B, to consider strategic alternatives and review commercial arrangements with A-B and, if appropriate, negotiate on behalf of the shareholders not affiliated with A-B. Goldman Sachs and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) were retained to act as the Committee’s and CBA’s financial advisor and legal counsel, respectively. These explorations and review culminated in the execution of new and amended commercial agreements between CBA and A-B and certain of its affiliates in 2016. Among other things, these agreements obligated A-B to make a $20,000,000 payment to CBA on August 23, 2019 if A-B or one of its affiliates did not make a “qualifying offer” to CBA prior to that date. A “qualifying offer” was defined as an offer to purchase all of the outstanding equity securities of CBA not owned by A-B or its affiliates at a per share price of not less than $22.00 prior to August 24, 2017, $23.25 prior to August 24, 2018, and $24.50 on or prior to August 23, 2019, and on certain other non-financial terms.

The following disclosure supplements and restates the twenty-third paragraph under the heading “Background of the Merger”, beginning on page 21 of the Proxy Statement:

On October 29, 2019, the Committee met in person, together with members of CBA’s senior management team and representatives of Goldman Sachs and Wachtell Lipton, in North Carolina. Mr. Thomas and the representatives of Goldman Sachs and Wachtell Lipton updated the Committee on the status of discussions with A-B, a representative of Wachtell Lipton reviewed the directors’ fiduciary duties and presented a detailed summary of the terms of the draft merger agreement and reviewed non-price terms and issues surfaced during the discussions to date, and a representative of Goldman Sachs discussed with the Committee a potential transaction with A-B, including preliminary financial analyses of CBA on a standalone basis and in the context of a transaction. During this meeting, the Committee and its advisors discussed and reviewed CBA’s strategic and competitive positioning, projections of future performance, valuation, potential reactions to an offer from A-B at various prices and CBA’s strategic alternatives to continuing independently or engaging in a transaction with A-B, including the likelihood or unlikelihood of other parties being willing and able to acquire CBA or engage in a shareholder-value-maximizing strategic transaction with CBA. It was the view of the Committee that A-B was the potential transaction partner most likely to offer the best combination of value and closing certainty to CBA’s stockholders and, if there were another buyer capable of and willing to make a more compelling offer to acquire CBA, agreeing to and announcing a transaction with A-B would be the best way to elicit any such offer, which offer would not be precluded by the terms of the merger agreement. During a break in the meeting, Messrs. Thomas and Reed received a call from Messrs. Katerberg and Jamel, which they summarized to the Committee after the call concluded. During this call, the A-B representatives indicated the topic of an acquisition of CBA by A-B would be discussed at a meeting of the board of directors of ABI, A-B’s parent company, scheduled for November 7, 2019, and that A-B hoped to schedule a meeting between A-B and CBA for November 8, 2019 to discuss potential transaction terms in the event that A-B were to determine as a result of its board of directors meeting to make a proposal to CBA. During the call, Mr. Thomas encouraged A-B to propose a price greater than $15 per share. The Committee meeting resumed and, following discussion, including as to the matters discussed below in the section entitled “Reasons for the Merger; Recommendation of the Board; Fairness of the Merger” (to the extent known at this time), the Committee continued to believe that a proposal in the range being indicated by A-B could potentially be highly attractive to CBA and its shareholders relative to the alternative of remaining independent and continuing to execute on its business plan with no change to its relationship with A-B and relative to CBA’s other strategic alternatives, and that management should be authorized to engage with A-B should A-B determine to make a proposal.

The following disclosure supplements and restates the ninth paragraph under the heading “Opinion of Goldman Sachs & Co. LLC”, beginning on page 35 of the Proxy Statement:

Goldman Sachs calculated the implied enterprise value of CBA for purposes of calculating the foregoing multiples by multiplying the $16.50 in cash per share of CBA common stock by the total number of fully diluted shares of CBA common stock outstanding as of November 8, 2019, calculated using information provided by CBA management using the treasury stock method and adding to the result CBA’s net debt (defined for this purpose as CBA’s debt less cash, reflecting the $20,000,000 payment from A-B on August 23, 2019 and $10,000,000 debt repayment using such proceeds, and which is referred to in this section as “Net Debt”) as of October 31, 2019 ($31,000,000), as provided by CBA management.

The following disclosure supplements and restates the thirteenth paragraph under the heading “Opinion of Goldman Sachs & Co. LLC”, beginning on page 36 of the Proxy Statement:

Goldman Sachs derived ranges of illustrative enterprise values for CBA by adding the ranges of present values it calculated for the unlevered free cash flow and illustrative terminal values, as described above. Goldman Sachs then subtracted CBA’s Net Debt as of October 31, 2019 ($31,000,000), as provided by CBA management, from the range of illustrative enterprise values to derive a range of illustrative equity values for CBA. Goldman Sachs then divided the range of illustrative equity values by the implied total number of fully diluted CBA common stock outstanding as of November 8, 2019, based on the derived range of illustrative equity values, and calculated using information provided by CBA management and the treasury stock method, to derive a range of illustrative present values per share of CBA common stock of $11.34 to $16.68.

The following disclosure supplements and restates the fifteenth paragraph under the heading “Opinion of Goldman Sachs & Co. LLC”, beginning on page 36 of the Proxy Statement:

Using the projections, Goldman Sachs derived a range of theoretical future enterprise values for CBA as of December 31 of each of 2019, 2020 and 2021, by applying a range of illustrative multiples of enterprise value to Adjusted EBITDA for the next 12-month period, which is referred to in this section as “NTM EBITDA,” of 10.5x to 14.5x to the estimated Adjusted EBITDA for the following full year reflected in the projections. Goldman Sachs then derived a range of theoretical future values per share of CBA common stock as of December 31 of each of 2019, 2020 and 2021 by subtracting the estimated Net Debt of CBA as of that date (of $33,900,000, $38,500,000 and $29,700,000, respectively) and dividing the result by the estimated fully diluted CBA common stock outstanding as of that date, all as reflected in the projections. Using an illustrative discount rate of 7.0%, reflecting Goldman Sachs’ estimate of CBA’s cost of equity, Goldman Sachs discounted to present value the range of theoretical future values per share of CBA common stock it derived as of December 31 of each of 2019, 2020 and 2021.

The following disclosure supplements and restates the twenty-first paragraph under the heading “Opinion of Goldman Sachs & Co. LLC”, beginning on page 38 of the Proxy Statement:

Based on the results of the foregoing calculations and Goldman Sachs’ analyses of the various transactions and its professional judgment and experience, Goldman Sachs applied a range of enterprise value to LTM EBITDA multiples of 8.8x to 31.5x to CBA’s estimated Q2 2019 LTM Adjusted EBITDA for 2019 as reflected in the projections, to derive a range of implied enterprise values for CBA. Goldman Sachs subtracted from this range of implied enterprise values CBA’s Net Debt as of October 31, 2019 ($31,000,000), as provided by CBA management, and divided the result by the implied total number of fully diluted CBA common stock outstanding as of November 8, 2019, based on the derived range of illustrative equity values, and calculated using information provided by CBA management and the treasury stock method, to derive a range of implied values per share of CBA common stock of $3.50 to $16.77.

The following disclosure supplements and restates the CBA Management Projections table and accompanying footnotes under the heading “Unaudited Prospective Financial Information of CBA”, beginning on page 49 of the Proxy Statement:

	($ in millions)
	2019	2020	2021	2022	2023	2024
Revenue	$196.2	$202.7	$213.6	$224.1	$230.8	$237.7
EBITDA(1)	$(2.4)	$13.2	$18.7	$24.0	$25.1	$26.0
Adjusted EBITDA(2)	$2.3	$13.2	$18.7	$24.0	$25.1	$26.0
Unlevered Free Cash Flows(3)	—	$(2.5)	$11.0	$15.0	$15.7	$16.2

(1)         EBITDA for purposes of the projections is defined as earnings before interest expense, other income, income taxes, and depreciation and amortization, excluding deferred revenue from Parent’s payment of $20,000,000 to CBA pursuant to the terms of the existing commercial agreements between Parent or its affiliates and the Company. This measure is different from measures determined in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(2)         Adjusted EBITDA for purposes of the projections is defined as EBITDA adjusted for the $4,700,000 charge recognized in 2019 related to the class action settlement agreement between Theodore Broomfield et al. and the Company, dated May 23, 2019.

(3)         Projected free cash flows for fiscal years 2020-2024 represent the estimated unlevered net operating profit after tax for the relevant fiscal year, adjusted for depreciation, changes in net working capital, capital expenditures and certain one-time cash flow items.

*****

Additional Information about the Merger and Where to Find It:

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the transaction, the Company filed with the SEC a definitive proxy statement on Schedule 14A (the “Proxy Statement”) on January 21, 2020, and the Company and A-B jointly filed a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”) on January 21, 2020. Following the filing of the Proxy Statement and Schedule 13e-3 with the SEC, the Company mailed the Proxy Statement and a proxy card to its shareholders on or about January 21, 2020 in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT A-B, THE COMPANY, THE TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and/or A-B through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders are able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at www.craftbrewallianceinc.gcs-web.com or by contacting the Company’s Investor Relations at Investor.Relations@craftbrew.com or by calling 503-331-7270.

Forward-Looking Statements:

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of the Company and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Company, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections, including depletions and shipments; the effect of out-of-stock issues and lower contract brewing shipments; price increases; gross margin rate improvement; the level and effect of SG&A expense; the effect of the class action settlement; effective tax rate changes; the risk that the conditions to the completion of the transaction (including the Company’s ability to obtain the shareholder approval required to consummate the merger and the timing of the closing of the merger) may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; an inability to realize synergies and operating efficiencies from the transaction within the expected timeframes or at all; the integration between the Company and A-B may be more difficult, time consuming or costly than expected; revenues following the transaction may be lower than expected; the anticipated size of the markets and continued demand for A-B’s products and the impact of competitive responses to the announcement of the transaction. Additional risks are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2019. Forward-looking statements speak only as of the date they are made. Except as required by law, neither A-B nor the Company has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Participants in Solicitation:

The Company and certain of its respective directors, executive officers and employees, and A-B and certain of its respective directors, executive officers and employees, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2019, or its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 6, 2019. These documents are available free of charge as described above. Additional information regarding A-B’s directors and executive officers is also included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Date: February 18, 2020	By:	/s/ Edwin A. Smith
	Name:	Edwin A. Smith
	Title:	Corporate Controller and Principal Accounting Officer